SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date  of  report (Date of earliest event reported)       December 22, 1999

           __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                             51-0305643
(Commission File Number)               (I.R.S. Employer Identification Number)


                   Petroleum Tower,  Suite 400
                 3639 Ambassador Caffery Parkway
                   Lafayette, Louisiana 70503
            (Address of Principal Executive Offices)


                          318-989-0449
      (Registrant's Telephone Number, Including Area Code)




Item 5.     Other Events.

      On December 23, 1999, the Company issued a press release announcing that on December 22, 1999, it received a notice of default from three trusts managed by Trust Company of the West (the "Investment Funds"), which holds approximately 50.67 percent of the outstanding principal amount of the $75,000,000 Senior Secured Notes (the "Notes") issued by XCL Ltd. The Investment Funds issued this notice of default under the Bond Indenture based on the Company's failure to make interest payments due on May 3, 1999, and November 1, 1999. As a result of this declaration of default, the voting or consensual rights and powers with respect to the stock of XCL-China, Inc., which has been pledged to secure the Notes, become vested in the Trustee. XCL-China, Inc. holds the Company's interest in the Zhao Dong Block, which is located in the shallow water area of Bohai Bay, People's Republic of China.

      Based on the instructions from the Investment Funds, the Trustee voted to remove the existing Board of Directors of XCL-
China  and to elect in their place as the sole director  of  XCL-
China, Eric Scroggins.

      The Company has also been informed that Mr. Scroggins, acting as the sole director of XCL-China, has adopted resolutions on behalf of XCL-China, Inc. concerning the petition for
Involuntary Bankruptcy previously filed against XCL-China by Apache China LDC, a wholly owned subsidiary of Apache Corporation. Based on the resolutions adopted, XCL-China is (1) authorized and directed to withdraw its opposition to the involuntary Chapter 7 bankruptcy proceeding currently pending in the United States Bankruptcy Court for the Western District of Louisiana in Opelousas; and (2) authorized and directed to convert the involuntary Chapter 7 proceeding to a voluntary Chapter 11 proceeding; and (3) to retain Douglas S. Draper, Jan
M. Hayden and the law firm of Heller, Draper Hayden & Horn of New Orleans, La., as bankruptcy counsel in its reorganization under Chapter 11 of the Bankruptcy Code.

      Further, the Company understands that the Investment Funds have entered into a Forbearance and Standstill Agreement with Apache China LDC and Apache Corporation whereby neither Apache Corporation nor Apache China shall seek to dismiss or convert the Chapter 11 Proceeding, or seek the appointment of a trustee, an examiner with expanded powers or a responsible person to manage the affairs of XCL-China during the term of this Agreement unless XCL-China joins in any such application, and that no employee, agent, contractor, consultant, officer or member of the board of directors of XCL-China or XCL holding such position or office on or prior to December 19, 1999, shall be an officer or member of the Board of Directors of XCL-China during the term of this Agreement without the written consent of Apache Corporation or Apache China.

      The Company is evaluating its options to respond to the actions taken by the Investment Funds.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     December 28, 1999                         /s/ Lisha C. Falk
_________________________            By:_______________________________
             Date                    Name:     Lisha C. Falk
                                     Title:   Corporate Secretary